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                                                                   Exhibit 10.20

                           INDEMNIFICATION AGREEMENT

                 THIS INDEMNIFICATION AGREEMENT, dated as of __________, 1996 (the "Agreement"), is entered into by and between The Houston Exploration Company, a Delaware corporation ("Houex"), and THEC Holdings Corp., a Delaware corporation ("Holdings").

                 WHEREAS, Holdings is a wholly-owned subsidiary of The Brooklyn Union Gas Company ("Brooklyn Union"), and Houex is a wholly-owned subsidiary of Holdings; and

                 WHEREAS, in February 1996, Brooklyn Union implemented a reorganization of its exploration and production assets by transferring to Houex certain onshore producing properties and developed and undeveloped acreage; and

                 WHEREAS, such reorganization was effected as follows:

             (i) Fuel Resources Gathering Inc., a Delaware corporation ("FRGI"), a wholly-owned subsidiary of Fuel Resources Inc., a Delaware corporation ("FRI"), merged with and into Fuel Resources Production and Development Company, Inc., a Delaware corporation ("FRPD"), another wholly-owned subsidiary of FRI;

           (ii) FRI, a wholly-owned subsidiary of Brooklyn Union, contributed its onshore producing properties and developed and undeveloped acreage (including, by way of FRI's contribution of the stock of FRPD, those held by FRPD and its subsidiaries) to a newly-formed subsidiary, Bill & Lance's Excellent Company, Inc., a Delaware corporation ("B&LEC");

           (iii) B&LEC contributed such onshore producing properties and developed and undeveloped acreage (with the exception of the stock of FRPD and its subsidiaries) to a newly-formed subsidiary, Bill & Lance's Bogus Subsidiary, Inc., a Delaware corporation ("B&LBS");

           (iv) FRI dividended the outstanding capital stock of B&LEC to Brooklyn Union;

           (v)           B&LEC merged with and into Holdings;

           (vi) Holdings contributed all of the outstanding capital stock of B&LBS and FRPD to Houex; and

           (vii)         B&LBS and FRPD merged with and into Houex; and





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                 WHEREAS, certain former employees of FRI are entitled to
remuneration for the increase in value of the onshore oil and gas properties formerly held by FRI and FRPD (as used herein, all such remuneration to which such former employees are entitled is referred to as "Remuneration"); and

                 WHEREAS, certain of such former employees of FRI filed suit against Brooklyn Union, FRI and Houex alleging claims relating to the amount of Remuneration to which they are entitled and claims alleging, inter alia, breach of contract, breach of fiduciary duty, fraud, negligent misrepresentation and conspiracy in R. Gerald Bennett, Ronnie M.. Botkin and Marvin L. Steakley v. The Brooklyn Union Gas Company and Fuel Resources Inc. (Cause No. 96-007795 in the 164th Judicial District Court of Harris County, Texas) (as such claims may be amended, modified, supplemented or refiled in the District Court of Harris County or any other court or jurisdiction, and including any other claims by the former employees of FRI who are or may become after the date hereof parties thereto, the "Pending Litigation"); and

                 WHEREAS, Holdings desires to indemnify Houex from and against all liabilities with respect to the Pending Litigation;

                 NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                 SECTION 1. Indemnification. Holdings agrees to pay, and to indemnify, save and hold harmless Houex, its successors and assigns and its officers, directors, stockholders, employees and subsidiaries (collectively, the "Indemnified Persons") from and against any and all damages, liabilities, losses, claims, deficiencies, payments, obligations, penalties, interest, expenses, fines, assessments, charges, judgments, suits, proceedings and costs (including reasonable fees and expenses of attorneys, accountants and other professional advisors and any court costs) (collectively, a "Loss") either directly or indirectly imposed on, incurred by or asserted against such Indemnified Persons (or any of them) in any way relating to or arising from or out of the Pending Litigation.

                 SECTION 2. Demands. Each Indemnified Person agrees that upon its discovery of facts giving rise to a claim for indemnity with respect to such matter under this Agreement, including receipt by it of notice of any demand, assertion, claim, action or proceeding, judicial or otherwise, by any third party (any such action being referred to in this Agreement as a "Claim"), it will give prompt notice in writing to Holdings, together with a statement of such information respecting any of the foregoing as it shall then have; provided, however, that the failure of an Indemnified Person to so notify Holdings promptly shall not relieve Holdings from any liability that Holdings may have to such Indemnified Person except to the extent that Holdings is materially prejudiced thereby; and further provided that, for purposes of this
Section 2, Holdings shall be deemed to have been given notice by Houex and each other Indemnified Person with respect to all Claims arising in or under the Pending Litigation.




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                 SECTION 3.  Right to Contest and Defend.  (a) Holdings will at its cost and expense contest and defend by all appropriate legal proceedings any Claim with respect to which it has agreed herein to indemnify an Indemnified Person under this Agreement. Any such contest may be conducted in the name and on behalf of Holdings or such Indemnified Person as may be appropriate. Such contest shall be conducted by attorneys engaged by Holdings, but the Indemnified Persons shall have the right to participate in (but not control) such proceedings and to be represented by attorneys of their own choosing at their own cost and expense.

                 (b) If an Indemnified Person joins in the contest of any such Claim, Holdings shall have full authority to determine and exercise control over all action to be taken with respect to such Claim. Holdings shall not, however, without the written consent of the Indemnified Person, (i) settle any such Claim or consent to the entry of any judgment with respect thereto which does not include an unconditional written release of the Indemnified Person from all liability in respect of such Claim or (ii) settle such Claim or consent to the entry of any judgment with respect thereto in any manner that may materially and adversely affect the Indemnified Person. If Holdings fails to defend against a Claim of which it receives proper notice and for which an Indemnified Person is entitled to indemnification hereunder, the Indemnified Person shall have the right to defend against the Claim at the expense of Holdings with counsel of its own choosing, subject to the right of Holdings to admit its liability and assume the defense of the Claim at any time prior to settlement or final determination thereof. If Holdings has not yet admitted its liability for a Claim, the Indemnified Person shall send written notice to Holdings of any proposed settlement of the Claim. Holdings shall have an option for 30 days following receipt of such notice to (i) admit in writing liability for the Claim and (ii) if liability is so admitted, reject, in its reasonable judgment, the proposed settlement. Otherwise, the Indemnified Person shall be entitled to enter into the proposed settlement and receive reimbursement in full from Holdings with respect to any Loss incurred by such Indemnified Person in any way relating to or arising from or out of the settlement of such Claim pursuant to such settlement. If an Indemnified Person settles any Claim with respect to which Holdings has admitted its liability in writing without the prior written consent of Holdings, however, the Indemnified Person shall thereby waive any right to indemnity therefor.

                 SECTION 4. Cooperation. If requested by Holdings, the Indemnified Persons agree to cooperate with Holdings and its counsel in contesting any Claim which Holdings elects to contest or, if appropriate, in making any counterclaim against the person asserting the Claim or any cross-complaint against any person, but Holdings will reimburse the Indemnified Persons for any expenses incurred by them in so cooperating.

                 SECTION 5. Right to Participate. The Indemnified Persons agree to afford Holdings and its counsel the opportunity to be present at, and to participate in, conferences with representatives of or counsel for the person asserting the Claim and to reasonably cooperate with Holdings and its counsel and to provide them with reasonable access to its records and information in connection with the Claim.





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                 SECTION 6. Payment of Damages.  Holdings shall pay to the
Indemnified Persons in cash the amount of any payment to which the Indemnified Persons may become entitled by reason of the provisions of this Agreement within five business days after the amount of the relevant Claim or Loss, as the case may be, is finally determined either by mutual agreement of the parties, by arbitration or pursuant to the final unappealable judgment of a court of competent jurisdiction; provided that Holdings shall reimburse expenses of the Indemnified Person with respect to which the Indemnified Persons are entitled to be indemnified hereunder as such expenses are incurred.

                 SECTION 7.  Pledge of Houex Common Stock.

                 (a) In order to secure the full and punctual payment of Holdings' obligations under this Agreement, including without limitation all selling commissions, brokerage fees and other expenses incurred in connection with a sale of the Common Stock pledged hereby, Holdings hereby hypothecates, transfers and grants to Houex a continuing security interest in and to all right, title and interest of Holdings in the following property, whether now owned or existing or hereafter acquired or arising and regardless of where located (all being collectively referred to as the "Collateral"):

                 (i) all of the presently outstanding shares of Common Stock, par value $0.01 per share ("Houex Common Stock"), of Houex (the "Pledged Shares") and the certificates representing the Pledged Shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

                (ii) all additional shares of capital stock of Houex from time to time received by Holdings in any manner, and the certificates representing such additional shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares; and

               (iii)  all proceeds of any of the foregoing.

               (b) The inclusion of proceeds in this Agreement does not authorize Holdings to sell, dispose of or otherwise use the Collateral in any manner not specifically authorized hereby.

               SECTION 8.  Delivery of Pledged Shares.

               All certificates or instruments representing or evidencing the Collateral shall be delivered to and held by or on behalf of Houex for its benefit and the benefit of the other persons who are or may become Indemnified Persons hereunder and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Houex. Houex for its benefit and the benefit of the other persons who are or may become Indemnified Persons hereunder shall have the right, at any time in its sole discretion and, upon prior notice to Holdings sent at least three business days prior to such





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transfer, to transfer to or to register in the name of Houex or any of its nominees any or all of the Collateral, subject only to the revocable rights specified in Section 10(a) hereof.

               SECTION 9.  Further Assurances.

               Holdings agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or desirable, or that Houex may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Houex to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

               SECTION 10.  Voting Rights; Dividends; Etc.

               (a) So long as Holdings is not in default with respect to any of its obligations under this Agreement:

               (i) Holdings shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement.

              (ii) Holdings shall be entitled to receive and retain any and all dividends and interest paid in respect of the Collateral, provided, however, that any and all (A) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Collateral, (B) dividends and other distributions paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Collateral, shall be, and shall be forthwith delivered to Houex to hold as, Collateral and shall, if received by Holdings, be received in trust for the benefit of Houex, be segregated from the other property or funds of Holdings, and be forthwith delivered to Houex as Collateral in the same form as so received (with any necessary endorsement).

              (iii) Houex shall execute and deliver (or cause to be executed and delivered) to Holdings all such proxies and other instruments as Holdings may reasonably request for the purpose of enabling Holdings to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends which it is authorized to receive and retain pursuant to paragraph (ii) above.

              (b) Upon the occurrence and during the continuance of any default by Holdings with respect to any of its obligations under this Agreement:





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              (i)  At the option of Houex exercised in a writing sent by overnight courier or by telecopier (confirmed by overnight courier) to Holdings, all rights of Holdings to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 10(a)(i) shall cease, and Houex or its nominee shall thereupon have the sole right to exercise such voting and other consensual rights.

             (ii) All rights of Holdings to receive the dividends which it would otherwise be entitled to receive and retain pursuant to Section 10(a)(ii) shall cease, and Houex shall thereupon have the sole right to receive and hold as Collateral such dividends and interest.

            (iii) All dividend payments which are received by Holdings contrary to the provisions of paragraph (ii) of this Section 10(b) shall be received in trust for the benefit of Houex, shall be segregated from other funds of Holdings and shall be forthwith paid over to Houex as Collateral in the same form as so received (with any necessary endorsement).

            SECTION 11. Transfers and Other Liens. Holdings shall not: (a) sell, assign (by agreement, operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, or (b) create or permit to exist any lien upon or with respect to any of the Collateral, except for the security interest created by this Agreement.

            SECTION 12. Remedies upon Default. If Holdings is in default with respect to any of its obligations under this Agreement, Houex may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code ("UCC") (whether or not the UCC applies to the affected Collateral), and Houex may also, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of Houex's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Houex may deem commercially reasonable. Houex shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Houex may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

            SECTION 13. Termination of Pledge. The pledge of the Pledged Shares pursuant to this Agreement shall terminate upon the entry of final, nonappealable judgment in favor of Houex with respect to the Pending Litigation and all related Claims or the full and unconditional release of all Claims relating to the Pending Litigation against all of the Indemnified Persons by each former employee entitled to Remuneration; provided that the pledge of the Pledged Shares may be terminated prior to such time if the obligations of Holdings under this Agreement are assumed or guaranteed by an entity with stockholders' equity (determined in accordance with generally accepted accounting principles) in excess of $300,000,000 by means of a binding written instrument in form and substance reasonably acceptable to Houex.





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            SECTION 14. Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or sent via overnight courier or facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                 If to Houex to:

                          The Houston Exploration Company
                          1331 Lamar, Suite 1065
                          Houston, Texas  77010
                          Attention:  James G. Floyd

                 with copies to:

                          Andrews & Kurth L.L.P.
                          4200 Texas Commerce Tower
                          Houston, Texas 77002
                          Attention: Jeffrey L. Wade

                 If to Holdings, to:

                          THEC Holdings Corp.
                          c/o The Brooklyn Union Gas Company
                          One MetroTech Center
                          Brooklyn, New York 11201-3850
                          Attention: Theodore Spar


                 with a copy to:

                          Cullen and Dykman
                          177 Montague Street
                          Brooklyn, New York 11201-3611
                          Attention:  Lance Myers

                 SECTION 15. Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

                 SECTION 16. Amendments and Waivers. (a) This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties in compliance with applicable law.





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                 (b)  Either party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto or (c) waive compliance with any of the agreements or conditions contained herein, provided that no such extension or waiver shall be valid unless set forth in an instrument in writing signed on behalf of such party.

                 SECTION 17. Governing Law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

                 SECTION 18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                 SECTION 19. Severability. If any provision of this Agreement is determined by arbitration or pursuant to the final unappealable order of a court of competent jurisdiction to be illegal, invalid or unenforceable under any present or future laws, rules or regulations and if the rights or obligations of Houex or Holdings under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible. If the rights and obligations of Houex or Holdings will be materially and adversely affected by any such provision so determined to be illegal, invalid or unenforceable, then unless such provision is waived in writing by the affected party in its sole discretion, this Agreement shall be null and void.

                 SECTION 20. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, by operation of law or otherwise, by either party without the consent of the other party; provided, however, that in the event of any such assignment by a party by operation of law without the consent of the other party as required above, such other party may consent to such assignment after it has occurred and, in such event, this Agreement shall be binding upon the person receiving such assignment by operation of law.





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                 IN WITNESS WHEREOF, Houex and Holdings have caused this
Agreement to be signed by their respective officers as of the date first written above.


                                        THE HOUSTON EXPLORATION COMPANY


                                        By: ___________________________________
                                            James G. Floyd, President


                                        THEC HOLDINGS CORP.


                                        By: ___________________________________

                                        Name:__________________________________

                                        Title:_________________________________






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